U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 30, 2005


                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                        0-21743                     36-3680347
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(State or Other            (Commission File Number)           (IRS Employer
Jurisdiction                                                Identification No.)
Incorporation)



2201 Second Street, Suite 402, Fort Myers, Florida              33901
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   (Address of Principal Executive Offices)                   (Zip Code)

                   (239)-337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 30, 2005, NeoMedia Technologies, Inc. ("NeoMedia") and Cornell Capital Partners LP ("Cornell") entered into a Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase would be $2,000,000 with a minimum of five business days between advances. The shares would be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia, and NeoMedia would pay 5% of the gross proceeds of each purchase to Cornell. As a commitment fee for Cornell to enter into the agreement, NeoMedia issued 50 million warrants to Cornell with an exercise price of $0.20 per share, and a term of three years, and also paid a cash commitment fee of $1 million. NeoMedia also issued 4 million warrants with an exercise price of $0.229 to an independent third party as a fee for negotiating and structuring the Standby Equity Distribution Agreement. NeoMedia expects to file a registration statement with the US Securities and Exchange Commission during 2005 to register the shares underlying the $100 million Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement would become active at the time the SEC declares effective a registration statement containing such shares.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION

      On March 30, 2005, NeoMedia borrowed from Cornell the principal amount of $10,000,000 before discounts and fees in the form of a secured promissory note (the "Note"). Cornell withheld structuring and escrow fees of $68,000 related to the Note. As of March 30, 2005, NeoMedia had not made any payments against the principal of the Note. The Note is scheduled to be repaid at a rate of $1,120,000 per month commencing May 1, 2005 and continuing until principal and interest are paid in full. The Note accrues interest at a rate of 8% per annum on any unpaid principal. NeoMedia has the option to prepay any remaining principal of the Note in cash without penalty. In connection with the Note, NeoMedia and Cornell entered into a security agreement under which the Note is secured by all of NeoMedia's assets other than its patents and patent applications. NeoMedia also escrowed 25,000,000 shares of its common stock as security for the Note.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NeoMedia Technologies, Inc.
                                               (Registrant)


Date: March 30, 2005                           By:/s/ Charles T. Jensen
      --------------                              ----------------------
                                               Charles T. Jensen, President,
                                               Chief Executive Officer, and
                                               Director

                                  EXHIBIT INDEX

Exhibit
No.         Description
-------     -----------

16.1 Standby Equity Distribution Agreement, dated March 30, 2005, between NeoMedia and Cornell

16.2 Placement Agent Agreement, dated March 30, 2005, between NeoMedia and Cornell

16.3        Escrow Agreement, dated March 30, 2005, between NeoMedia and Cornell

16.4 Registration Rights Agreement, dated March 30, 2005, between NeoMedia and Cornell

16.5        Promissory Note, dated March 30, 2005, between NeoMedia and Cornell

16.6        Security Agreement, dated March 30, 2005, between NeoMedia and
            Cornell